SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2005

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

3151 South 17th Street, Wilmington, North Carolina 28412

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

River Ventures, LLC (“River Ventures”), a subsidiary of Pharmaceutical Product Development, Inc.(“PPD”), and Bovis Lend Lease, Inc. (“Bovis”) entered into three agreements with respect to the construction of PPD’s new corporate headquarters facility in Wilmington, North Carolina. The agreements relate to three phases of construction: the foundation work, the construction of the shell building and the upfitting of the building. Bovis is the construction manager for all three phases of construction.

Each of the individual contracts is generally the same. Each contract provides a basis for which Bovis will provide PPD with a guaranteed maximum price for the construction to be done under each phase with such guaranteed maximum price subject to change under certain circumstances. The guaranteed maximum price will be inclusive of Bovis’ fee as construction manager. Bovis will receive a fee for performance of its services under each contract equal to 2.5% of the cost of work as defined in the agreements. The agreements for each phase of construction are attached as Exhibits 10.211, 10.212 and 10.213.

Until a guaranteed maximum price for each phase of construction is agreed to by the parties in a fully executed Amendment No. 1 to the applicable phase’s construction agreement, there is no obligation on the part of River Ventures or Bovis to proceed with the construction of that phase. Pursuant to the terms of each construction agreement, if either party terminates the agreement prior to the execution of an Amendment No. 1 that sets the guaranteed maximum price for that construction phase, Bovis will be equitably compensated for any preconstruction services performed prior to receipt of notice of termination. If either party terminates the agreement after the commencement of construction, Bovis will be paid for any services actually performed, which includes cost of work plus its fee, less any payments previously made to Bovis for such work.

River Ventures and Bovis also negotiated separate general terms and conditions that apply to the construction agreements and govern various matters such as the administration of the agreements, claims and disputes, subcontractors, change orders, insurance, correction of work and termination. These general conditions are incorporated into, and are a part of, each construction agreement. The general conditions to the construction agreements are attached as Exhibit 10.210.

On December 12, 2005, River Ventures and Bovis entered into an Amendment No. 1 to the agreement for the foundation portion of the construction. The amendment sets the guaranteed maximum price of the foundation portion of the construction at $10,629,592. The Amendment No. 1 is attached as Exhibit 10.214.

There is no relationship between PPD, River Ventures or any other subsidiary of PPD and Bovis other than in respect of the agreements for the construction of the headquarters building.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.210	General Conditions of the Contract for Construction

10.211	Standard Form of Agreement Between Owner and Construction Manager dated August 30, 2005 between River Ventures, LLC and Bovis Lend Lease, Inc. (foundation)

10.212	Standard Form of Agreement Between Owner and Construction Manager dated August 30, 2005 between River Ventures, LLC and Bovis Lend Lease, Inc. (shell building)

10.213	Standard Form of Agreement Between Owner and Construction Manager dated August 30, 2005 between River Ventures, LLC and Bovis Lend Lease, Inc. (building upfitting)

10.214	Amendment No. 1 dated December 12, 2005 to Standard Form of Agreement Between Owner and Construction Manager dated August 30, 2005 between River Ventures, LLC and Bovis Lend Lease, Inc. (foundation)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
Date: December 12, 2005
/s/ Linda Baddour
Linda Baddour
Chief Financial Officer